EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 11, 2000 (except for the sixth paragraph of Note 7, as to which the date is February 22, 2000), with respect to the consolidated financial statements of eDiets.com, Inc. included in Amendment No. 3 to the Registration Statement (Form SB-2 No. 333-93971) and related Prospectus of eDiets.com, Inc. dated May 11, 2000.


                                                 /s/ Ernst & Young LLP

West Palm Beach, Florida
May 11, 2000